ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

For Immediate Release	For more information, please contact:
Release Date: October 24, 2011	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS THIRD QUARTER RESULTS
Third Quarter Same Community NOI up 7.9%

Cleveland, Ohio - October 24, 2011 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today reported funds from operations (FFO) for the third quarter ending September 30, 2011 of $0.27 per common share (basic and diluted), compared with $0.24 per common share (basic and diluted), for the third quarter 2010. This represents a 12.5% increase in FFO per common share.
The quarter ending September 30, 2011 reflects approximately 9.8 million additional weighted average shares outstanding when compared with the quarter ending September 30, 2010.
Net income applicable to common shares was $12.2 million or $0.29 per common share (basic and diluted) for the quarter ending September 30, 2011, compared with net loss applicable to common shares of $1.8 million or $0.06 per common share (basic and diluted) for the quarter ending September 30, 2010. The September 30, 2011 results include $0.35 per common share (basic and diluted) from gains on the disposition of two properties.
“Customer demand for our apartment units remains strong,” said Jeffrey I. Friedman, president and chief executive officer. "Our operations team is doing a fantastic job,” Friedman added.
The Company updated its current FFO guidance range to $1.02 to $1.04 per common share (basic and diluted). The updated 2011 full year guidance includes a total of $0.05 per common share negative impact from the Company's third party construction business. The Company announced that it has decided to exit the third party construction business and expects to substantially complete all remaining projects by the end of the fourth quarter.
A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Same Community Portfolio Results
Net operating income (NOI) for the third quarter of 2011 for the Company's same community portfolio increased 7.9 percent when compared with the third quarter of 2010. Revenue increased 4.7 percent and property operating expenses increased 0.6 percent. Physical occupancy was 95.0 percent versus 96.0 percent at the end of the third quarter of 2010. Average monthly net rent collected per unit for the same community properties was $921 compared with $881 for the third quarter of 2010, a 4.5 percent increase.
Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental fact booklet, which is available on the "Investors" section of the Company's website at AssociatedEstates.com, or by clicking on this link directly to the Company's quarterly results.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

Year-to-Date Performance

FFO as adjusted for the nine months ending September 30, 2011, was $0.77 per common share (basic and diluted). FFO as adjusted for the first nine months of 2010 was $0.64 per common share (basic and diluted). This represents a 20.3% increase in FFO as adjusted per common share.
FFO, as adjusted, for the first nine months of 2010 excludes a credit to expenses of $553,000, or approximately $0.02 per common share for a refund of defeasance costs on certain previously defeased loans and includes non-cash charges of approximately $1.7 million, or approximately $0.06 per common share, associated with the redemption of the Company's Series B preferred shares and trust preferred debt, resulting in a net reduction of $0.04 per common share when compared to FFO for that period. Contribution from the Company's third party construction business for the nine months ending September 30, 2011 generated negative $0.04 per common share.

For the nine months ending September 30, 2011, net income applicable to common shares was $7.5 million or $0.18 per common share (basic and diluted) compared to net loss applicable to common shares of $10.3 million or $0.38 per common share (basic and diluted) for the period ending September 30, 2010. The results for the nine months ending September 30, 2011 include $0.35 per common share (basic and diluted) from gains on the disposition of two properties.
A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.

NOI for the nine months ending September 30, 2011 for the Company's same community portfolio increased 6.1 percent resulting from a 3.6 percent increase in revenue and a 0.4 percent increase in property operating expenses compared to the first nine months of 2010.

Acquisitions and Dispositions
On August 9, the Company purchased Dwell Vienna Metro, an apartment community located in Fairfax, VA . The 250-unit property was built in 2008 and is located immediately adjacent to the Vienna Metro Station, where residents can access the central business district of Washington, D.C. in less than thirty minutes on the Orange Line Metro. Within five miles of this property, there are several large employment centers including Tysons Corner and The Fairfax County Government Center.
On October 17, the Company acquired a 224-unit property in Dallas, TX, which will now be known as The Brixton. The Brixton was built in 1997 and is located in north Dallas adjacent to the Dallas North Tollway, several blocks south of the George Bush Turnpike.
For 2011, year-to-date total acquisitions are $136.4 million.
On September 19, the Company sold two properties, with a combined total of 450 units; Remington Place, the Company's only property in Cincinnati, OH and Residence at Turnberry, located in Southeast Columbus, OH. The average age of the two properties was 21 years and the total sales price was $30.5 million.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

Capital Markets Activity
During the quarter ending September 30, 2011, the Company sold 788,676 common shares via its "At-the-Market" program, resulting in net proceeds after sales commissions of approximately $13.4 million, or a weighted average net price of $16.99 per share. Proceeds were used to reduce borrowings on the Company's unsecured line of credit.
2011 Outlook
Detailed assumptions relating to the Company's guidance can be found on page 29 of the third quarter 2011 supplemental fact booklet on the Company's website at AssociatedEstates.com
Conference Call
A conference call to discuss the results will be held on October, 25 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.”
Via the Internet (listen only): Access the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Q3 2011 Earnings Webcast" link. The webcast will be archived through November 8, 2011.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the Russell 2000 and the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 53 properties containing 13,908 units located in eight states. For more information about the Company, please visit its website at AssociatedEstates.com.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or to different REITs. A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2011 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination or limitations to federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units and changes in market rental rates; new acquisitions and/or development projects may fail to perform in accordance with the Company's expectations; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; the ability to acquire properties at prices consistent with the Company's investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and construction and construction business risks, including, without limitation, rapid and unanticipated increases of prices for building materials and commodities.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2011	2010	2011	2010
Total revenue		$46,587	$39,166	$133,258	$104,847

Net income (loss) attributable to AERC		$12,196	$(1,797)	$7,541	$(7,277)
Add:	Depreciation - real estate assets	11,278	9,032	32,571	25,622
	Amortization of intangible assets	2,194	566	6,262	757
Less:	Preferred share dividends	—	—	—	(2,030)
	Preferred share redemption costs	—	—	—	(993)
	Gain on disposition of properties	(14,597)	—	(14,597)	—

Funds from Operations (FFO) (1)		$11,071	$7,801	$31,777	$16,079

Funds from Operations (FFO) as adjusted (2)		$11,071	$7,801	$31,777	$17,246

Add:	Depreciation - other assets	501	528	1,443	1,337
	Amortization of deferred financing fees	509	305	1,457	1,003
Less:	Recurring fixed asset additions	(3,362)	(3,176)	(7,167)	(6,405)

Funds Available for Distribution (FAD) (3)		$8,719	$5,458	$27,510	$13,181

Per share:
Net income (loss) applicable to common shares - basic and diluted		$0.29	$(0.06)	$0.18	$(0.38)
Funds from Operations - basic and diluted (1)		$0.27	$0.24	$0.77	$0.60
Funds from Operations as adjusted - basic and diluted (2)		$0.27	$0.24	$0.77	$0.64
Dividends per share		$0.17	$0.17	$0.51	$0.51
Weighted average shares outstanding - basic and diluted		41,697	31,906	41,458	26,846

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, gains on insurance recoveries and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, as reduced by refunds on previously defeased loans of $(553,000) for the nine months ended September 30, 2010. In accordance with GAAP, these refunds on previously defeased loans are included as an offset to interest expense in the Company's Consolidated Statement of Operations. Additionally, the computation of FFO as adjusted for the nine months ended September 30, 2010 includes the add backs of non-cash charges of $1.0 million and $727,000, respectively, associated with the redemption of the Company's Series B preferred shares and trust preferred debt. The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental schedules of this press release are available on Associated Estates' website at www.AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of www.AssociatedEstates.com.